UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,
Roseland, NJ 07068
(Address of principal executive offices, including ZIP code)

(973) 275-7428
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	NFTG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, On July 10, 2023, Gaxos.ai Inc. (formerly, The NFT Gaming Company, Inc.) (the “Company”) received written notice (the “Notice”) from the , the Nasdaq Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock (the “Common Stock”), for the last 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, the Company is not in compliance with the $1.00 minimum bid price requirement for the continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The Company was provided an initial period of 180 calendar days, or until January 8, 2024 to regain compliance.

On January 9, 2024, the Staff notified the Company that it has not regained compliance with Listing Rule 5550(a)(2) and is not eligible for a second 180 day period because the Company does not comply with the minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market (the “Delisting Determination”). Further, unless the Company requests an appeal of the Delisting Determination to a Hearings Panel (the “Panel”), the Company’s securities will be scheduled for delisting from the Nasdaq Capital Market and will be suspended at the opening of business on January 18, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market. The Company intends to submit a hearing request prior to this date which will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company intends to submit a plan to the Panel that includes a discussion of the events that it believes will enable it to regain compliance in this time frame and a commitment to effect a reverse stock split, if necessary.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the minimum bid price requirement, the Company’s intentions to actively monitor closing bid price of its Common Stock and the Company’s plans to consider implementing available options to regain compliance with the minimum bid price requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not meet the minimum bid price requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent Annual Report on Form 10-K, as may be amended or supplemented from time to time by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAXOS.AI INC.

January 10, 2024	By:	/s/ Vadim Mats
	Name:	Vadim Mats
	Title:	Chief Executive Officer